EXHIBIT 11

COMPUTATION OF PRIMARY AND FULLY DILUTED NET INCOME PER COMMON SHARE

                                                                             Three Months Ended September 30
                                                                            ----------------------------------
(Dollars in Millions, Except Per Share Data)                                           1997               1996
                                                                            ===============    ===============
PRIMARY:
 Average shares outstanding                                                     243,823,676        251,483,750
 Net effect of the assumed purchase of stock under the stock option and stock purchase plans--based on the treasury stock method
  using average market price ........................................             4,635,892          3,498,175
                                                                            ---------------    ---------------
                                                                                248,459,568        254,981,925
                                                                            ===============    ===============
 Net income (loss)                                                          $         (47.6)   $         255.7
 Preferred dividends ................................................                  (3.1)              (4.6)
                                                                            ---------------    ---------------
 Net income (loss) applicable to common equity ......................       $         (50.7)   $         251.1
                                                                            ===============    ===============
 Net income (loss) per common share .................................       $          (.20)   $           .98
                                                                            ===============    ===============
FULLY DILUTED:*
 Average shares outstanding                                                     243,823,676        251,483,750
 Net effect of the assumed purchase of stock under the stock option and stock purchase plans--based on the treasury stock method using average market price or period-end market price, whichever is
  higher ............................................................             5,184,626          3,871,924
 Assumed conversion of Series 1991A Preferred Stock                                      --          3,032,761
                                                                            ---------------    ---------------
                                                                                249,008,302        258,388,435
                                                                            ===============    ===============
 Net income (loss)                                                          $         (47.6)   $         255.7
 Preferred dividends, excluding 1991A Preferred Stock ...............                  (3.1)              (3.0)
                                                                            ---------------    ---------------
 Net income (loss) applicable to common equity ......................       $         (50.7)   $         252.7
                                                                            ===============    ===============
 Net income (loss) per common share .................................       $          (.20)   $           .98
                                                                            ===============    ===============

                        WIDE TABLE CONTINUED FROM ABOVE:
      COMPUTATION OF PRIMARY AND FULLY DILUTED NET INCOME PER COMMON SHARE

                                                                              Nine Months Ended September 30
                                                                            ----------------------------------
(Dollars in Millions, Except Per Share Data)                                           1997               1996
                                                                            ===============    ===============
PRIMARY:
 Average shares outstanding                                                     244,380,679        250,783,722
 Net effect of the assumed purchase of stock under the stock option and stock purchase plans--based on the treasury stock method
  using average market price ........................................             4,438,567          3,601,847
                                                                            ---------------    ---------------
                                                                                248,819,246        254,385,569
                                                                            ===============    ===============
 Net income (loss)                                                          $         549.6    $         926.6
 Preferred dividends ................................................                  (9.2)             (14.0)
                                                                            ---------------    ---------------
 Net income (loss) applicable to common equity ......................       $         540.4    $         912.6
                                                                            ===============    ===============
 Net income (loss) per common share .................................       $          2.17    $          3.59
                                                                            ===============    ===============
FULLY DILUTED:*
 Average shares outstanding                                                     244,380,679        250,783,722
 Net effect of the assumed purchase of stock under the stock option and stock purchase plans--based on the treasury stock method using average market price or period-end market price, whichever is
  higher ............................................................             5,644,026          4,325,824
 Assumed conversion of Series 1991A Preferred Stock                                    --            3,193,986
                                                                            ---------------    ---------------
                                                                                250,024,705        258,303,532
                                                                            ===============    ===============
 Net income (loss)                                                          $         549.6    $         926.6
 Preferred dividends, excluding 1991A Preferred Stock ...............                  (9.2)              (9.1)
                                                                            ---------------    ---------------
 Net income (loss) applicable to common equity ......................       $         540.4    $         917.5
                                                                            ===============    ===============
 Net income (loss) per common share .................................       $          2.16    $          3.55
                                                                            ===============    ===============

* THIS CALCULATION IS SUBMITTED IN ACCORDANCE WITH REGULATION S-K ITEM 601(b)(11) ALTHOUGH NOT REQUIRED BY FOOTNOTE 2 TO PARAGRAPH 17 OF APB OPINION NO. 15 BECAUSE IT RESULTS IN DILUTION OF LESS THAN 3%.